Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 of PCS Edventures!.com, Inc. of our report dated June 27, 2008, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of PCS Edventures!.com, Inc. for the year ended March 31, 2008.

We also consent to the reference to our firm under the caption ”Auditors” in the Prospectus, which is part of this Registration Statement.

/s/H J & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah

November 16, 2009